Exhibit 1

                                ROYAL GOLD, INC.

                                  Common Stock

                            Par Value $.01 per share

                             SALES AGENCY AGREEMENT

                                                                October __, 1997

Whalen, Beliveau & Associates Inc.
Suite 3210, 666 Burrard Street
Vancouver, B.C.  V6C 2X8
Canada

Gentlemen:

      Royal Gold, Inc., a Delaware corporation (the "Company"), confirms its agreement with Whalen, Beliveau & Associates Inc. (the "Agent"), as follows:

     SECTION 1. The Offering. The Company proposes to issue and sell through the Agent, as exclusive sales agent, up to 800,000 shares (the "Maximum Amount") of common stock, par value $.01 per share (the "Stock"), at a purchase price of not less than US$8.25 per share to an institutional purchaser identified in writing to the Company by the Agent on the terms set forth in Section 4 hereof (the "Offering"). The Offering will be effected as a private placement in Ontario.

      SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

      (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission"). A registration statement on Form S-3 (Registration No 333-18943) with respect to, among other securities, the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations thereunder and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement relating to the Stock and all documents incorporated by reference therein that were filed with the Commission on


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or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend", amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein.

      (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), conforms in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

      (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

      (d) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

      (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is


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in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

      (f) The outstanding shares of capital stock of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Stock.

      (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries considered as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

      (h) There are no contracts or documents of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

      (i) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      3. Representations and Warranties of the Agent. The Agent represents and warrants to, and agrees with the Company that:

      (a) All necessary action has been duly and validly taken by the Agent to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Agent and constitutes the legal, valid and binding obligation of the Agent, enforceable against the Agent in accordance with its terms, except as the



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enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      (b) Agent has all required licenses and qualifications that may be required in connection with the performance of its duties hereunder, including any qualification to act as broker in connection with the offer and sale of the Stock in the jurisdictions in which such activities occurred, and has complied with all rules and regulations applicable to brokers and dealers in securities as required by applicable authorities in connection with this transaction.

      (c) In its activities hereunder, Agent has made no representations or warranties regarding the Company, and has entered into no undertakings on behalf of the Company, other than those set forth in the Prospectus and Registration Statement, as amended or supplemented through the Closing Date, and has delivered no materials regarding the Company other than the Prospectus and Registration Statement, as amended or supplemented through the Closing Date.

      (d) Agent agrees that in carrying out the transactions contemplated by this Agreement, it has observed and will observe and comply with all applicable securities laws, regulations, rules and ordinances in any jurisdiction in which the Stock may be offered, sold or delivered, provided, however, that except as specifically provided herein, the Agent assumes no responsibility for the accuracy or completeness of information contained in the Prospectus or Registration Statement.

      SECTION 4. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell exclusively through the Agent, and the Agent agrees to sell, as sales agent for the Company, on a best efforts basis, up to the Maximum Amount of Stock pursuant to the Offering on the terms set forth herein.

      The compensation to the Agent for sales of Stock shall be 6% of the gross sales price per share of Stock sold pursuant to the Offering.

      Settlement for sale of Stock will occur on the third business day (the "Closing Date") following the date on which such sale is made. The amount of proceeds for such sales to be delivered to the Company against the receipt of the Stock sold shall be equal to the aggregate sales prices at which such Stock was sold, net of the Agent's compensation for such sales.

      At the time of the settlement of securities hereunder, the Company and the Agent shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that the Company has or will timely file a prospectus supplement under the applicable paragraph of Rule 424(b) under the Act,


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which prospectus supplement will set forth the number of shares of Stock sold through the Agent, the price at which the Stock was sold, the net proceeds to the Company and the compensation payable by the Company to the Agent with respect to sale of the Stock (all as provided in writing by the Agent for inclusion in the prospectus supplement). Any obligation of the Agent to use its best efforts to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

      SECTION 5. Covenants of the Company. The Company covenants and agrees with the Agent that:

      (a) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its, but not the Agent's, expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement), and will pay the expenses of producing all documents relating to the offering.

      (b) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any representation made herein.

     (c) The Company shall within five business days of the Closing Date file an application for, and shall use its best efforts to obtain an order under Section 74 of the Ontario Securities Act from the Ontario Securities Commission permitting resale of the Stock in the United States on the Nasdaq National Market System, or such other exchange on which the Company's common stock may then be listed for trading.

      SECTION 6.  Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact


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contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to the limitations set forth in Section 6(c) hereof, the fees and disbursements of counsel for the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

      (b) The Agent agrees to indemnify and hold harmless the Company and each officer or director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) and (ii) any breach of the representations and warranties contained in
Section 3 hereof.

      (c) Any indemnified party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission prejudices the indemnifying party. If any such


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action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party within 10 business days after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense, to the extent such investigation is specifically requested by the indemnifying party. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of one counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received from persons other than the parties hereto, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total


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compensation (before deducting expenses) received by the Agent from the sale of
Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements, misrepresentations or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provision of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d), except to the extent the party is prejudiced by the omission to so notify. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

      SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and the Agent herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.



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      SECTION 8.  Termination.

      (a) The Agent may terminate its obligations under this Agreement and the obligations of any potential purchaser of Stock through the Agent by giving written notice to the Company as hereafter specified at any time prior to any Closing Date if:

            (i) any adverse material change in the affairs of the Company occurs or is announced by the Company;

            (ii) there should develop, occur or come into effect any catastrophe of national or international consequence or accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, would materially adversely affect the state of securities markets generally or the market for the Company's securities specifically, or would materially adversely affect the financial markets or the business of the Company or any of the subsidiaries of the Company or the ability of the Agent to perform its obligations under this Agreement, or a potential purchaser's decision to purchase Stock;

            (iii) any order to cease or suspend trading in the securities of the Company, or an order to cease or suspend trading by a director, officer or promoter of the Company, or any one of them, is issued by any competent regulatory authority;

            (iv) the Company is in breach of any term of this Agreement;

            (v) the Agent determines that any of the representations or warranties made by the Company in this Agreement are false or have become false; or

            (vi) an inquiry or investigation (whether formal or informal) in relation to the Company, or the Company's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

      (b) The Company shall have the right by giving written notice to the Agent as hereinafter specified, to terminate this Agreement in its sole discretion on the date occurring sixty (60) days after the date of this Agreement and every sixty (60) days thereafter.

      (c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. Any termination of this Agreement shall be without liability of any party to the other party except that the provisions of Section 5(a), Section 6 and Section 7 hereof shall at all times be effective.


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      SECTION 9. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at Suite 3210, 666 Burrard Street, Vancouver, B.C. V6C 2X8, Canada (telecopy number 604-683-8891), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202 (telecopy number 303-595-9385), Attention: Peter B. Babin, President. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

      SECTION 11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

      SECTION 12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF COLORADO
WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES
THEREOF.

      SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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      If the foregoing correctly sets forth the understanding between the
Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                          Very truly yours,

                                          ROYAL GOLD, INC.


                                    By:
                                          --------------------------------------
                                          Title:
                                                 -------------------------------

ACCEPTED as of the date
first above written

WHALEN, BELIVEAU & ASSOCIATES INC.


By:
    ---------------------------------
Title:
       ------------------------------


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